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EXHIBIT 4.2.1

NUMBER A-[NUMBER]           OCCAM NETWORKS, INC.               *[SHARES]* SHARES
                           A DELAWARE CORPORATION           SERIES A CONVERTIBLE
                                                                 Preferred Stock

THIS CERTIFIES THAT [Stockholder] is the record holder of [SpelledOut] ([Shares]) fully paid and nonassessable shares of the Series A Convertible Preferred Stock of Occam Networks, Inc., transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, any applicable Certificate of Designation, the Bylaws of the corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

A statement of the number of shares constituting each class and/or series of shares of stock of the corporation and the designation thereof, and a statement of the rights, preferences, privileges, and restrictions granted to or imposed upon such shares and the holders thereof, may be obtained by any stockholder at the principal office of the corporation, upon request and without charge.

WITNESS the signatures of the corporation's duly authorized officers, dated
---------------------.


----------------------------------            ----------------------------------
Lee N. Hilbert, Vice President                       Howard M. Bailey, Secretary

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FOR VALUE RECEIVED, __________________ HEREBY SELL, ASSIGN, AND TRANSFER UNTO
____________________________________ SHARES OF CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________ ATTORNEY TO TRANSFER SUCH STOCK ON THE SHARE REGISTER OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________, ____

IN PRESENCE OF
               ------------------------------     ------------------------------
                          (Witness) (Stockholder)

                                                  ------------------------------
                                                                   (Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR VOTING AND TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.